Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
FIRST QUARTER 2026 RESULTS
First Quarter 2026 Net Investment Income of $0.93 Per Share
First Quarter 2026 Distributable Net Investment Income(1) of $1.00 Per Share
First Quarter 2026 Distributable Net Investment Income Before Taxes(2) of $1.04 Per Share
Net Asset Value of $33.46 Per Share
HOUSTON, May 7, 2026 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the first quarter ended March 31, 2026. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our” and the “Company” refer to Main Street and its consolidated subsidiaries.
First Quarter 2026 Highlights
•Net investment income (“NII”) of $84.6 million, or $0.93 per share
•Distributable net investment income (“DNII”)(1) of $90.8 million, or $1.00 per share
•DNII before taxes(2) of $94.1 million, or $1.04 per share
•Total investment income of $140.1 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.3% on both an annualized basis for the quarter and for the trailing twelve-month (“TTM”) period ended March 31, 2026
•Net asset value of $33.46 per share as of March 31, 2026, representing an increase of $0.13 per share, or
0.4%, compared to $33.33 per share as of December 31, 2025
•Declared regular monthly dividends totaling $0.78 per share for the second quarter of 2026, or $0.26 per share for each of April, May and June 2026, representing a 4.0% increase from the regular monthly dividends paid in the second quarter of 2025
•Declared and paid a supplemental dividend of $0.30 per share, resulting in total dividends paid in the first quarter of 2026 of $1.08 per share and representing a 2.9% increase from the total dividends paid in the first quarter of 2025
•Completed $205.9 million in total lower middle market (“LMM”) portfolio investments, including investments totaling $104.8 million in three new portfolio companies, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to a realized loss resulted in a net increase of $157.1 million in the total cost basis of the LMM investment portfolio

•Completed $149.1 million in total private loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $36.6 million in the total cost basis of the private loan investment portfolio
•Fully exited investments in KBK Industries, LLC, realizing a gain of $17.3 million, which in addition to the total dividends of $25.1 million received over the life of the equity investment, resulted in annual internal rate of returns and times money invested returns of 127.2% and 62.7 times, respectively, on the equity investment, and 27.7% and 3.5 times, respectively, including all debt and equity investments in the company on a cumulative basis since Main Street’s initial investment in 2006
•Further enhanced our liquidity position and strengthened our capital structure by (i) adding a new lender relationship and expanding the total commitments under our Corporate Facility by $30.0 million to a total of
$1.175 billion and (ii) issuing an additional $200.0 million of the March 2029 Notes (with our Corporate
Facility and the March 2029 Notes each as defined in the Liquidity and Capital Resources section below)
In commenting on the Company’s operating results for the first quarter of 2026, Dwayne L. Hyzak, Main
Street’s Chief Executive Officer, stated, “We are pleased with our performance in the first quarter, particularly given the backdrop of significant economic and geopolitical uncertainty, which resulted in distributable net investment income before taxes in line with our expectations and prior guidance. We believe that these results continue to demonstrate the sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies and the continued underlying strength and quality of our portfolio companies.
Consistent with our experience in prior periods of broad economic uncertainty, we believe that our ability to provide highly flexible and customized financing solutions to lower middle market companies and their owners and management teams, together with our differentiated long-term to permanent holding periods, represents an even more attractive solution to the needs of many lower middle market companies, and we are excited about our prospects for continued near-term growth of our lower middle market investment strategy. Similarly, in our private loan investment strategy, we are seeing an improved lending environment and significant opportunities, which we believe positions us well to capitalize on new private loan investment opportunities and to generate attractive returns on those investments.”
Mr. Hyzak continued, “We are pleased to have completed significant investments in our lower middle market investment strategy in the first quarter, following our very strong investment activity in the fourth quarter of
2025, resulting in significant growth of our lower middle market investment portfolio over the last two quarters.
Our first quarter results and investment activity, continued attractive investment pipeline and favorable outlook for the second quarter resulted in the declaration of another $0.30 per share supplemental dividend to be paid in
June 2026, representing our nineteenth consecutive quarterly supplemental dividend, to go with the 12 increases to our regular monthly dividends declared since the fourth quarter of 2021. Additionally, with the continued
support from our long-term lender relationships, and the benefits of our recent follow-on issuance of investment grade notes in March 2026 and private placement issuance of investment grade notes in April 2026, we continue to maintain strong liquidity and a conservative leverage profile, which we believe is important in the current economic environment. We remain confident that our diversified lower middle market and private loan investment strategies, together with the benefits of our asset management business, our cost efficient operating structure and conservative capital structure, will allow us to continue to deliver superior results for our shareholders.”

First Quarter 2026 Operating Results
The following table provides a summary of our operating results for the first quarter of 2026:

	Three Months Ended March 31,
	2026	2025	Change	Change (%)
	(dollars in thousands, except per share amounts)
Interest income	$105,306	$98,017	$7,289	7%
Dividend income	28,196	36,026	(7,830)	(22)%
Fee income	6,604	3,003	3,601	120%
Total investment income	$140,106	$137,046	$3,060	2%

Net investment income	$84,579	$85,897	$(1,318)	(2)%
Net investment income per share	$0.93	$0.97	$(0.04)	(4)%

Distributable net investment income (1)	$90,786	$90,919	$(133)	—%
Distributable net investment income per share (1)	$1.00	$1.02	$(0.02)	(2)%

Distributable net investment income before taxes (2)	$94,050	$94,832	$(782)	(1)%
Distributable net investment income before taxes per share (2)	$1.04	$1.07	$(0.03)	(3)%

Net increase in net assets resulting from operations	$48,981	$116,082	$(67,101)	(58)%
Net increase in net assets resulting from operations per share	$0.54	$1.31	$(0.77)	(59)%

Return on equity - quarter annualized (3)	6.4%	16.5%	(10.1)%	(61)%
The $3.1 million increase in total investment income in the first quarter of 2026 from the comparable period of the prior year was principally attributable to (i) a $7.3 million increase in interest income, primarily due to higher average levels of income producing investment portfolio debt investments, partially offset by a decrease in interest rates, primarily resulting from decreases in benchmark index rates on floating rate investment portfolio debt investments, and the negative impact from investment portfolio debt investments on non-accrual status and (ii) a $3.6 million increase in fee income, primarily due to a $2.6 million increase in fee income related to increased investment activity and a $1.0 million increase in fee income from the refinancing and prepayment of investment portfolio debt investments. These increases were partially offset by a $7.8 million decrease in dividend income, primarily due to an $8.0 million decrease in dividend income from our LMM portfolio companies and a $0.7 million decrease in dividend income from our private loan portfolio companies, partially offset by a $0.6 million increase in dividend income from our other portfolio investments. The $3.1 million increase in total investment income in the first quarter of 2026 includes the impact of an increase of $1.7 million in certain income considered less consistent or non-recurring, primarily related to increases of (i) $1.0 million in such fee income and (ii) $0.7 million in such dividend income, in each case when compared to the same period in 2025.
Total cash expenses(4) increased $3.8 million, or 9.1%, to $46.1 million in the first quarter of 2026 from $42.2 million for the same period in 2025. This increase in total cash expenses was principally attributable to (i) a $2.9 million increase in interest expense and (ii) a $0.8 million increase in cash compensation expenses.(4) The increase in interest expense is primarily related to an increase in average borrowings outstanding used to fund a portion of the growth of our investment portfolio, partially offset by (i) a decreased weighted-average interest rate on our Credit Facilities due to decreases in benchmark index rates and decreases to the applicable margin rates resulting from the amendments of our Credit Facilities in April 2025 and (ii) a decreased weighted-average interest rate on our unsecured debt obligations resulting from the repayment in September of 2025 of the $150.0 million of unsecured notes with a maturity date in December of 2025 and the issuance of the August 2028 Notes
(as defined in the Liquidity and Capital Resources section below). The increase in cash compensation expenses(4) is primarily related to increases in base compensation rates and other employee compensation related accruals.

Non-cash compensation expenses(4) increased $1.2 million in the first quarter of 2026 from the comparable period of the prior year, primarily driven by a $0.9 million increase in deferred compensation expense.
Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(4)) on an annualized basis was 1.3% for the first quarter of 2026, an increase from 1.2% for the first quarter of 2025.
Excise tax expense decreased $1.0 million and NII related federal and state income and other tax expenses increased $0.3 million in the first quarter of 2026 compared to the same period in 2025, resulting in a net decrease in tax expenses included in NII of $0.6 million. The decrease in excise tax is due to a decrease in undistributed taxable income as of March 31, 2026 and the increase in NII related federal and state income and other tax expenses is due to an increase in taxable NII between the relevant periods.
The $1.3 million decrease in NII and the $0.1 million decrease in DNII(1) in the first quarter of 2026 from the comparable period of the prior year were both principally attributable to an increase in total expenses, partially offset by (i) the increase in total investment income and (ii) the decrease in NII related tax expenses, each as discussed above. NII and DNII(1) on a per share basis decreased by $0.04 per share and $0.02 per share, respectively, for the first quarter of 2026 as compared to the first quarter of 2025, to $0.93 per share and $1.00 per share, respectively. These decreases include the impact of a 2.2% increase in the weighted-average shares outstanding compared to the first quarter of 2025, primarily due to shares issued since the beginning of the comparable period of the prior year through our (i) at-the-market (“ATM”) equity issuance program, (ii)
dividend reinvestment plan and (iii) equity incentive compensation plans. The decrease in NII on a per share basis in the first quarter of 2026 is after a net increase of $0.01 per share resulting from items considered less consistent or non-recurring in nature compared to the first quarter of 2025, including a $0.02 per share increase in such investment income, partially offset by a $0.01 per share increase in deferred compensation expenses, each as discussed above. The decrease in DNII(1) on a per share basis in the first quarter of 2026 is after a $0.02 per share increase in investment income considered less consistent or non-recurring in nature compared to the first quarter of 2025, as discussed above.
The $49.0 million net increase in net assets resulting from operations in the first quarter of 2026 represents a
$67.1 million decrease from the first quarter of 2025. This decrease was primarily the result of (i) a $66.3 million decrease in the net fair value change of our portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the decrease resulting from a net fair value decrease of $32.6 million in the first quarter of 2026 compared to a net fair value increase of $33.6 million in the prior year and (ii) a $1.3 million decrease in NII as discussed above, with these decreases partially offset by a $0.5 million decrease in net tax provision on the net fair value change of our portfolio investments resulting from a net tax provision of $3.0 million in the first quarter of 2026 compared to a net tax provision of
$3.5 million in the comparable period of the prior year. The $32.6 million net fair value decrease in the first quarter of 2026 was the result of net unrealized depreciation (including the reversal of net fair value appreciation recognized in prior periods due to the net realized gain in the quarter) of $50.6 million, partially offset by a net realized gain of $18.0 million. The $33.6 million net fair value increase in the first quarter of
2025 was the result of net unrealized appreciation of $63.2 million, partially offset by a net realized loss of
$29.5 million. The $18.0 million net realized gain from investments for the first quarter of 2026 was primarily the result of (i) a $17.3 million realized gain on the full exit of a LMM portfolio investment, (ii) a $7.8 million realized gain on the full exit of a private loan portfolio investment and (iii) $1.8 million of realized gains on the partial exits of two other portfolio investments, partially offset by (i) $7.8 million of realized losses on the full exits of two private loan portfolio investments and (ii) a $1.6 million realized loss on the full exit of a LMM portfolio investment.

The following table provides a summary of the total net unrealized depreciation of $50.6 million for the first quarter of 2026:

	Three Months Ended March 31, 2026
	LMM (a)	Private Loan	Middle Market	Other		Total
	(in millions)
Accounting reversals of net unrealized appreciation recognized in prior periods due to net realized gains / income recognized during the current period	$(16.7)	$(0.9)	$—	$(1.8)		$(19.4)
Net unrealized appreciation (depreciation) relating to portfolio investments	29.3	(36.0)	(2.9)	(21.6)	(b)	(31.2)
Total net unrealized appreciation (depreciation) relating to portfolio investments	$12.6	$(36.9)	$(2.9)	$(23.4)		$(50.6)
___________________________
(a)Includes unrealized appreciation on 35 LMM portfolio investments and unrealized depreciation on 25 LMM portfolio investments.
(b)Includes $22.0 million of unrealized depreciation related to the External Investment Manager (as defined in the External Investment Manager section below).
Liquidity and Capital Resources
As of March 31, 2026, we had aggregate liquidity of $1.406 billion, including (i) $20.8 million in cash and cash equivalents and (ii) $1.385 billion of aggregate unused capacity under our corporate revolving credit facility
(the “Corporate Facility”) and our special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which we maintain to support our investment and operating activities.
Several details regarding our capital structure as of March 31, 2026 are as follows:
•The Corporate Facility included $1.175 billion in total commitments from a diversified group of 18 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.718 billion.
•$119.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 5.5% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of
April 1, 2026.
•The SPV Facility included $600.0 million in total commitments from a diversified group of six participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $800.0 million.
•$267.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 5.6% based on the applicable SOFR effective for the contractual reset date of April 1, 2026.
•$550.0 million of unsecured notes outstanding that bear interest at a rate of 6.95% per year (the “March
2029 Notes”) with a yield-to-maturity of 6.68%. The March 2029 Notes mature on March 1, 2029 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$500.0 million of unsecured notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026
Notes”). The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$400.0 million of unsecured notes outstanding that bear interest at a rate of 6.50% per year with a yield-to-
maturity of approximately 6.34% (the “June 2027 Notes”). The June 2027 Notes mature on June 4, 2027 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of unsecured notes outstanding that bear interest at a rate of 5.40% per year (the “August
2028 Notes”). The August 2028 Notes mature on August 15, 2028 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.

•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly-owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business
Administration (the “SBA”), had a weighted-average annual fixed interest rate of 3.26% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2027, and the weighted-average remaining duration was 4.4 years.
•We maintain investment grade credit ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade credit ratings of BBB- with a stable outlook.
•Our net asset value totaled $3.1 billion, or $33.46 per share.
In April 2026, we issued $150.0 million in aggregate principal amount of 6.93% unsecured notes in a private placement (the “April 2031 Notes”). The April 2031 Notes mature on April 15, 2031 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
Investment Portfolio Information as of March 31, 2026(5)
The following table provides a summary of the investments in our LMM portfolio and private loan portfolio as of March 31, 2026:

	March 31, 2026
	LMM (a)	Private Loan
	(dollars in millions)
Number of portfolio companies	93	85
Fair value	$3,227.4	$1,993.9
Cost	$2,577.0	$2,057.0
Debt investments as a % of portfolio (at cost)	72.0%	94.5%
Equity investments as a % of portfolio (at cost)	28.0%	5.5%
% of debt investments at cost secured by first priority lien	99.4%	99.3%
Weighted-average annual effective yield (b)	12.6%	10.3%
Average EBITDA (c)	$11.2	$34.2
___________________________
(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 36%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of March 31, 2026, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt investments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of March 31, 2026.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a simple average for LMM portfolio companies and a weighted-average for private loan portfolio companies. These calculations exclude certain portfolio companies, including five LMM portfolio companies and six private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The fair value of our LMM portfolio company equity investments was 197% of the related cost basis of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA ratio of 2.5 to 1.0 and a median total
EBITDA to senior interest expense ratio of 3.0 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 2.5 to 1.0 and 2.9 to 1.0, respectively.(5)(6)

As of March 31, 2026, our investment portfolio also included:
•Other portfolio investments in 34 entities, spread across 13 investment managers, collectively totaling
$138.5 million in fair value and $148.5 million in cost basis, which comprised 2.4% and 3.0% of our investment portfolio at fair value and cost, respectively;
•Middle market portfolio investments in 11 portfolio companies, collectively totaling $81.9 million in fair value and $121.4 million in cost basis, which comprised 1.4% and 2.5% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $233.1 million and a cost basis of
$29.5 million, which comprised 4.1% and 0.6% of our investment portfolio at fair value and cost, respectively.
As of March 31, 2026, investments on non-accrual status comprised 1.2% of the total investment portfolio at fair value and 4.0% at cost, and our total portfolio investments at fair value were 115% of the related cost basis.
External Investment Manager
MSC Adviser I, LLC is our wholly-owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our
NII consists of the combination of the expenses we allocate to the External Investment Manager and the dividend income we earn from the External Investment Manager. During the first quarter of 2026, the External
Investment Manager earned $10.3 million of total fee income, and waived $1.0 million of incentive fees, resulting in total fee income, net of waivers of $9.3 million, an increase of $0.7 million from the first quarter of
2025. The fee income earned by the External Investment Manager in the first quarter of 2026 included (i) $6.1 million of management fee income, an increase of $0.3 million from the first quarter of 2025, and (ii) incentive fees, net of waivers of $3.0 million, an increase of $0.3 million from the first quarter of 2025. We allocated $5.5 million of total expenses to the External Investment Manager during the first quarter of 2026, an increase of
$0.1 million from the first quarter of 2025. The increase in management fee income was primarily attributable to an increase in total assets managed for clients. The increase in incentive fees, net of waivers, is the result of a an increase in gross incentive fees of $1.3 million, partially offset by the $1.0 million incentive fee waiver. The increase in gross incentive fees was primarily attributable to (i) the amended advisory agreement between the
External Investment Manager and its client, MSC Income Fund, Inc., in conjunction with the listing of MSC
Income Fund, Inc.’s shares on the New York Stock Exchange in January 2025 and (ii) improved operating results from the assets managed for clients in the first quarter of 2026 relative to the first quarter of 2025. The combination of the dividend income we earned from the External Investment Manager and expenses we allocated to it resulted in a total contribution to our NII of $8.3 million, representing an increase of $0.5 million from the first quarter of 2025.
The External Investment Manager ended the first quarter of 2026 with total assets under management of $1.8 billion.
First Quarter 2026 Financial Results Conference Call / Webcast
Main Street has scheduled a conference call for Friday, May 8, 2026 at 10:00 a.m. Eastern time to discuss the first quarter 2026 financial results.(7)
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street website at https://www.mainstcapital.com.
A telephonic replay of the conference call will be available through Friday, May 15, 2026 and may be accessed by dialing 201-612-7415 and using the passcode 13759637#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://www.mainstcapital.com shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov) and Main Street’s First Quarter
2026 Investor Presentation to be posted on the investor relations section of the Main Street website at https://
www.mainstcapital.com.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-
term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC
Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
FORWARD-LOOKING STATEMENTS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to Main Street’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main
Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and
“Risk Factors” included in Main Street’s filings with the SEC (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
INVESTMENT INCOME:
Interest, dividend and fee income:
Control investments	$61,664	$56,242
Affiliate investments	26,181	23,734
Non‑Control/Non‑Affiliate investments	52,261	57,070
Total investment income	140,106	137,046
EXPENSES:
Interest	(34,043)	(31,168)
Compensation	(13,185)	(11,476)
General and administrative	(5,396)	(5,086)
Share‑based compensation	(5,105)	(4,842)
Expenses allocated to the External Investment Manager	5,466	5,336
Total expenses	(52,263)	(47,236)
NET INVESTMENT INCOME BEFORE TAXES	87,843	89,810
Excise tax expense	(381)	(1,341)
Federal and state income and other tax expenses	(2,883)	(2,572)
NET INVESTMENT INCOME	84,579	85,897
NET REALIZED GAIN (LOSS):
Control investments	10,035	22
Affiliate investments	—	2,064
Non‑Control/Non‑Affiliate investments	7,938	(31,631)
Total net realized gain (loss)	17,973	(29,545)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	(47,208)	401
Affiliate investments	5,181	39,003
Non‑Control/Non‑Affiliate investments	(8,572)	23,786
Total net unrealized appreciation (depreciation)	(50,599)	63,190
Income tax provision on net realized gain (loss) and net unrealized appreciation (depreciation)	(2,972)	(3,460)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$48,981	$116,082
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$0.93	$0.97
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE— BASIC AND DILUTED	$0.54	$1.31
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	90,654,821	88,711,015

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$2,583,010	$2,569,626
Affiliate investments	1,055,658	965,179
Non‑Control/Non‑Affiliate investments	2,036,083	1,983,312
Total investments	5,674,751	5,518,117
Cash and cash equivalents	20,791	41,959
Interest and dividend receivable and other assets	119,805	107,905
Deferred financing costs, net	13,051	13,720
Total assets	$5,828,398	$5,681,701
LIABILITIES
Credit Facilities	$386,000	$518,000
March 2029 Notes	551,015	347,721
July 2026 Notes	499,846	499,715
June 2027 Notes	399,641	399,569
August 2028 Notes	348,187	347,996
SBIC debentures	344,887	344,593
Accounts payable and other liabilities	47,826	67,799
Interest payable	20,306	30,094
Dividend payable	24,126	23,358
Deferred tax liability, net	112,920	108,963
Total liabilities	2,734,754	2,687,808
NET ASSETS
Common stock	925	898
Additional paid‑in capital	2,607,285	2,457,660
Total undistributed earnings	485,434	535,335
Total net assets	3,093,644	2,993,893
Total liabilities and net assets	$5,828,398	$5,681,701
NET ASSET VALUE PER SHARE	$33.46	$33.33

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income, Distributable Net Investment Income Before Taxes,
Total Non-Cash Compensation Expenses, Total Cash Expenses
and Total Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net investment income	$84,579	$85,897
Non-cash compensation expenses (4)	6,207	5,022
Distributable net investment income (1)	$90,786	$90,919
Excise tax expense	381	1,341
Federal and state income and other tax expenses	2,883	2,572
Distributable net investment income before taxes (2)	$94,050	$94,832

Per share amounts:
Net investment income per share -
Basic and diluted	$0.93	$0.97
Distributable net investment income per share -
Basic and diluted (1)	$1.00	$1.02
Distributable net investment income before taxes per share -
Basic and diluted (2)	$1.04	$1.07

	Three Months Ended
	March 31,
	2026	2025
Share‑based compensation	$(5,105)	$(4,842)
Deferred compensation expense	(1,102)	(180)
Total non-cash compensation expenses (4)	(6,207)	(5,022)

Total expenses	(52,263)	(47,236)
Less non-cash compensation expenses (4)	6,207	5,022
Total cash expenses (4)	$(46,056)	$(42,214)

Compensation	$(13,185)	$(11,476)
Share-based compensation	(5,105)	(4,842)
Total compensation expenses	(18,290)	(16,318)
Non-cash compensation expenses (4)	6,207	5,022
Total cash compensation expenses (4)	$(12,083)	$(11,296)

MAIN STREET CAPITAL CORPORATION
Endnotes
(1)DNII is NII as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S.
GAAP, excluding the impact of non-cash compensation expenses.(4) Main Street believes presenting DNII and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(4) do not result in a net cash impact to Main Street upon settlement. However, DNII is a non-U.S. GAAP measure and should not be considered as a replacement for
NII or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII is detailed in the financial tables included with this press release.
(2)DNII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of non-cash compensation expenses(4) and any tax expenses included in NII. Main Street believes presenting DNII before taxes and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since (i) non-cash compensation expenses(4) do not result in a net cash impact to Main Street upon settlement and (ii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to NII, and (b) deferred taxes, which are not payable in the current period. However, DNII before taxes is a non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII before taxes is detailed in the financial tables included with this press release.
(3)Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(4)Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main
Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation
(depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S.
GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.
(5)Portfolio company financial information has not been independently verified by Main Street.
(6)These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.

(7)No information contained on the Company’s website or disclosed on the May 8, 2026 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Company’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.